     THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO

                       CANADA, AUSTRALIA OR JAPAN.

  J. Henry Schroder & Co. Limited is acting for Telewest and no one else in connection with the Offer and will not be responsible to anyone other than Telewest for providing the protections afforded to customers of J. Henry Schroder & Co. Limited. J. Henry Schroder & Co. Limited is acting through Schroder & Co., Inc. for the purposes of making the Offer in and into the United States.

                               OFFER TO PURCHASE

              ALL ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
                   EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

                                      OF

                               GENERAL CABLE PLC

                                      BY

                     J. HENRY SCHRODER & CO. LIMITED
                                 ON BEHALF OF

                          TELEWEST COMMUNICATIONS PLC

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   THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 P.M.
 (LONDON TIME), 10:00 A.M. (NEW YORK CITY TIME), ON AUGUST 13, 1998, UNLESS EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED, OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF GENERAL
 CABLE SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER
 PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT
 OFFER PERIOD, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES.
--------------------------------------------------------------------------------

                                                             June 29, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

  J. Henry Schroder & Co. Limited ("Schroders") has been appointed by Telewest Communications plc ("Telewest") to make an offer, on behalf of Telewest, to purchase, upon the terms and subject to the conditions set forth in the Telewest Offer to Purchase/Prospectus, dated June 29, 1998 (the "Offer to Purchase") and the related Form of Acceptance or Letter of Transmittal, as applicable (collectively, the "Offer"), all outstanding ordinary shares of (Pounds)1 each ("General Cable shares") of General Cable PLC ("General Cable") for 1.243 new Telewest shares and 65 pence in cash per General Cable share and all outstanding American Depositary Shares ("General Cable ADSs") of General Cable, each representing five General Cable shares and evidenced by American Depositary Receipts ("General Cable ADRs"), for 6.215 new Telewest shares (in the form of new Telewest American Depositary Shares) and 325 pence in cash per General Cable ADS.

  For your information and for forwarding to those of your clients for whom you hold General Cable ADSs registered in your name or in the name of your nominee, we are enclosing the following documents:

    1. The Offer to Purchase;

    2. A printed form of letter that may be sent to your clients for whose account you hold General Cable ADSs registered in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    3. The Letter of Transmittal to be used by holders of General Cable ADSs to accept the Offer;

    4. A Notice of Guaranteed Delivery;

    5. Guidelines for Certification of Taxpayer Identification Number or Substitute Form W-9; and

    6. The return envelope addressed to the US Depositary.

  THE OFFER MAY NOT BE ACCEPTED IN RESPECT OF GENERAL CABLE SHARES BY MEANS OF A LETTER OF TRANSMITTAL. A FORM OF ACCEPTANCE FOR ACCEPTING THE OFFER IN RESPECT OF GENERAL CABLE SHARES MAY BE OBTAINED FROM THE US DEPOSITARY OR THE RECEIVING AGENT (AS EACH SUCH TERM IS DEFINED IN THE OFFER TO PURCHASE).

  In all cases, payment for General Cable ADSs purchased pursuant to the Offer will be made only after timely receipt by the US Depositary of General Cable ADRs evidencing such General Cable ADSs or a confirmation of book-entry transfer, together with a properly completed and duly executed Letter of Transmittal (or a facsimile copy thereof) (or, in the case of a book-entry transfer, an Agent's Message), and any other documents required by the Letter of Transmittal.

  Telewest does not intend to pay any fees or commissions to any broker, dealer, or other person (other than Schroders, the US Depositary, the Information Agent for the Offer and the Receiving Agent as described in the Offer to Purchase) in connection with the solicitation of acceptances of the Offer with respect to General Cable ADSs evidenced by General Cable ADRs. You will, however, be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

  Additional copies of the enclosed materials may be obtained from the US Depositary at its address and telephone number set forth in the Offer to Purchase.

  Terms defined in the Offer to Purchase and not otherwise defined herein shall have the same meanings in this letter.

                                          Very truly yours,

                                          J. Henry Schroder & Co. Limited

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF SCHRODERS, TELEWEST, THE US DEPOSITARY, OR THE RECEIVING AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

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